UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2025

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

Explanatory Note

On April 10, 2025, Venus Concept Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report that, on April 10, 2025, the Company issued and sold to certain institutional investors in a registered direct offering 328,573 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a price of $3.50 per share, raising gross proceeds of approximately $1.1 million before deducting fees and expenses (the “Offering”). As disclosed in the Original Report, H.C. Wainwright & Co., LLC (“HCW”) acted as the Company’s placement agent in connection with Offering, for which the Company issued to HCW, among other consideration, warrants to acquire up to 23,000 shares of Common Stock at an initial exercise price of $4.375 per share (the “Placement Agent Warrants”).

This Amendment No. 1 to the Original Report (this “Amendment”) amends the Original Report to file the correct form of Placement Agent Warrant. Such corrected form of Placement Agent Warrant is filed hereto as Exhibit 4.1 and replaces in its entirety the form of warrant that was filed as Exhibit 4.1 to the Original Report.

Except as described above, the Original Report remains unchanged. The Original Report is incorporated herein by reference, and any and all references to the Original Report made in this Amendment are qualified by reference to the Original Report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Placement Agent Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: April 14, 2025	By:	/s/ Michael Mandarello
Michael Mandarello
Chief Legal Officer and Head of Strategy and Operations